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                             AMENDMENT NO. 2 TO THE

                CIGNA CORPORATION EXECUTIVE STOCK INCENTIVE PLAN

               (AS AMENDED AND RESTATED EFFECTIVE MARCH 23, 1988)

               WHEREAS, the Board of Directors
          has retained the right to amend the CIGNA
          Corporation Executive Stock Incentive Plan
          (the "Plan") pursuant to Article 7 thereof;
          and,

             WHEREAS, by resolution dated March 27,
          1991, the Board of Directors of CIGNA
          Corporation authorized changes in the Plan to extend the period during which retirees and certain other optionholders may exercise stock options and authorized an Officer of the Corporation to effectuate such changes;

               NOW, THEREFORE, the Plan is
          amended effective as of March 27, 1991 as follows:

          1.   Subsection 3.3(e) of Article 3 shall be
          amended in its entirety to read as follows:

          (e)  In the event of Termination of
               Employment due to death, Disability,
               Early Retirement or Retirement
               (including death, Disability, Early
               Retirement or Retirement during an
               approved leave of absence) of a
               Participant holding an outstanding
               option, the option shall be fully
               exercisable only until the earlier of 5
               years from the date of Participant's
               Termination of Employment or the
               expiration date set forth in the option
               unless the Chief Executive Officer of
               the Corporation extends the exercise
               period of the option up to the
               expiration date set forth in the option.

          2.   This amendment shall also apply to
          grants of options made under the Plan before
          the effective date of the amendment,
          provided that, with respect to grants of
          Incentive Stock Options, such grants were
          modified, before the effective date of this
          amendment, to become nonqualified stock
          options, and further provided that, with
          respect to any options, they have not been
          exercised, cancelled or surrendered, and
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          have not expired, before the effective date
          of this amendment. This amendment shall
          apply only to the exercise period of options and shall have no effect upon, or in any manner extend the exercise period of, any stock appreciation rights which may have been granted in tandem with, or which may have subsequently been attached to, any options described in the preceding sentence.


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